      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 2000
                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             MCM CAPITAL GROUP, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         DELAWARE                                             48-1090909
(STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

              500 WEST FIRST STREET, HUTCHINSON, KANSAS 67501-5222
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)



             MCM CAPITAL GROUP, INC. 1999 EQUITY PARTICIPATION PLAN
                              (FULL TITLE OF PLAN)



                                  ROBERT E. KOE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             MCM CAPITAL GROUP, INC.
                              500 WEST FIRST STREET
                          HUTCHINSON, KANSAS 67501-5222
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (800) 759-0327
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                         CALCULATION OF REGISTRATION FEE


                                                PROPOSED MAXIMUM OFFERING       PROPOSED MAXIMUM           AMOUNT OF
   TITLE OF SECURITIES        AMOUNT TO BE          PRICE PER SHARE(2)         AGGREGATE OFFERING         REGISTRATION
    TO BE REGISTERED          REGISTERED(1)                                         PRICE(2)                  FEE

Common Stock                     250,000                  $1.8906                  $472,650                  $125
$.01 par value



(1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 (the "Securities Act"), on the basis of the average of the high and low prices of the Registrant's Common Stock on April 28, 2000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         We will deliver the documents containing the information specified in
Part I, Items 1 and 2, to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by MCM Capital Group, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 and are hereby incorporated by reference into this Registration Statement:

         (a) The Registrant's Form 10-K Report for the year ended December 31, 1999 and its Form 10-K/A Report filed May 1, 2000;

         (b)      The Registrant's Form 8-K Report dated January 13, 2000; and

         (c) The description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A, dated June 23, 1999, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Restated Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director's duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability for payments of dividends or stock purchases or redemptions in violation of Section 174 of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. In addition, our Certificate of Incorporation provides that we will to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than such law permitted us to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as otherwise provided with respect to proceedings to enforce rights to indemnification, we will indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized in advance by our board of directors.

         The right to indemnification set forth above includes the right to require us to pay the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred herewith are contract rights and continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and inure to the benefit of the Indemnitee's heirs, executors and administrators.

         The Delaware General Corporation Law provides that indemnification is permissible only when the director, officer, employee, or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law also precludes indemnification in respect of any claim, issue, or matter as to which an officer, director, employee, or agent shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         In addition, we have entered into and/or may enter into agreements to indemnify certain of our directors and officers to the fullest extent allowed by law, subject to certain exceptions. To the extent that our board or stockholders may in the future wish to limit or repeal our ability to provide indemnification to our officers and directors, such repeal or limitation may not be effective as to directors or officers who are parties to any indemnification agreements because their rights to full protection would be contractually assured by such agreements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit No.           Description
         -----------           -----------

            3.1                Amended and Restated Certificate of Incorporation of the
                               Registrant (1)
            3.2                Bylaws of the Registrant(1)
            5                  Opinion of Snell & Wilmer L.L.P.
            10.7               MCM Capital Group, Inc. 1999 Equity Participation Plan(1)
            23.1               Consent of Ernst & Young LLP, Independent Auditors
            23.2               Consent of Snell & Wilmer L.L.P. (Included in Exhibit 5)

         -----------
         (1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-77483, effective July 8, 1999).

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                         provided, however, that paragraphs (a)(1)(i) and
                         (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 2, 2000.

                                 MCM CAPITAL GROUP, INC., a Delaware corporation


                                 By: /s/ Robert E. Koe
                                    --------------------------------------------
                                       Robert E. Koe
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         The Registrant and each person whose signature appears below constitutes and appoints Robert E. Koe, Gregory G. Meredith and Eric D. Kogan, and any agent for service named in this Registration Statement and each of them, his, her, or its true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him, her, or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed under Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Name and Signature                           Title                                      Date
------------------                           -----                                      ----

/s/ Robert E. Koe                            President, Chief Executive Officer         May 2, 2000
-----------------------------                and Director
Robert E. Koe                                (Principal Executive Officer)


/s/ R. Brooks Sherman, Jr.                   Chief Financial Officer and                May 2, 2000
-----------------------------                Treasurer
R. Brooks Sherman, Jr.                       (Principal Financial and Accounting
                                             Officer)


/s/ Frank Chandler                           Director                                   May 2, 2000
-----------------------------
Frank Chandler


/s/ Eric D. Kogan                            Director                                   May 2, 2000
-----------------------------
Eric D. Kogan


/s/ Peter W. May                             Director                                   May 2, 2000
-----------------------------
Peter W. May

/s/ James D. Packer                          Director                                   May 2, 2000
-----------------------------
James D. Packer


/s/ Nelson Peltz                             Director                                   May 2, 2000
-----------------------------
Nelson Peltz


/s/ Robert M. Whyte                          Director                                   May 2, 2000
-----------------------------
Robert M. Whyte

                                  EXHIBIT INDEX


Exhibit Number     Description                           Method of Filing
--------------     -----------                           ----------------

3.1                Restated Certificate of               Incorporated by reference to the
                   Incorporation of the Registrant       Registrant's Registration Statement
                                                         on Form S-1 (Registration No.
                                                         333-77483, effective July 8, 1999).

3.2                Bylaws of the Registrant              Incorporated by reference to the
                                                         Registrant's Registration Statement
                                                         on Form S-1
                                                         (Registration No. 333-77483,
                                                         effective July 8, 1999).

5                  Opinion of Snell & Wilmer L.L.P.      Filed herewith

10.7               MCM Capital Group, Inc. 1999 Equity   Incorporated by reference to the
                   Participation Plan                    Registrant's Registration Statement
                                                         on Form S-1
                                                         (Registration No. 333-77483,
                                                         effective July 8, 1999).

23.1               Consent of Ernst & Young LLP,         Filed herewith
                   Independent Auditors

23.2               Consent of Snell & Wilmer L.L.P.      Included in Exhibit 5